SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                              ---------------------

                                   FORM 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 5, 1998


                     QWEST COMMUNICATIONS INTERNATIONAL INC.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)



               000-22609                         84-1339282
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         (Commission File Number)      (IRS Employer Identification No.)



      1000 Qwest Tower, 555 Seventeenth Street           Denver, Colorado 80202
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      (Address of principal executive offices)                  (Zip Code)


        Registrant's telephone number, including area code: 303-992-1400


                                 Not applicable
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          (Former name or former address, if changed since last report)

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         Item 2 of the  Registrant's  Current  Report on Form 8-K filed June 12,
1998 is amended to read in its entirety as follows:

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On June 5, 1998, the Registrant announced the consummation of the merger pursuant to the Agreement and Plan of Merger dated as of March 8, 1998, as amended (the "Merger Agreement"), among LCI International, Inc. ("LCI"), the Registrant and a wholly-owned subsidiary of the Registrant, providing for the merger of such subsidiary with and into LCI. As of June 5, 1998, the effective date of the merger, each outstanding share of common stock of LCI ("LCI Common Stock") was converted into the right to receive 1.1661 shares of the Registrant's common stock ("Qwest Common Stock") and cash in lieu of fractional shares, in accordance with the terms of the Merger Agreement. The aggregate LCI purchase price was approximately $3,930.5 million. As part of the acquisition, the Registrant issued approximately 114.6 million shares of Qwest Common Stock having a value of approximately $3.7 billion (excluding 15.3 million shares of Qwest Common Stock having an estimated value of approximately $0.3 billion subject to issuance upon the exercise of outstanding LCI stock options assumed by the Registrant in this acquisition), assumed $0.3 billion of net liabilities and incurred approximately $13.5 million in direct acquisition costs. In connection with the acquisition, Qwest allocated $750 million to in-process research and development, $250 million to existing technology and $3,316.8 million to goodwill. Additional information regarding the acquisition is included in the pro forma financial statements referenced in Item 7 below.

         The press release dated June 5, 1998 of the Registrant and LCI announcing the consummation of the merger is filed with the Securities and Exchange Commission as Exhibit 99.1 to this Current Report on Form 8-K.

         The Registrant cautions that this Current Report on Form 8-K and the attached press release contain forward-looking statements that may include, among others, (1) statements by the Registrant concerning the benefits expected to result from certain transactions, including, without limitation, synergies in the form of increased revenues, decreased expenses and avoided expenses and expenditures that are expected to be realized by the Registrant after the closing of such transactions, (2) the Registrant's plans to complete an approximately 18,450 route-mile, coast-to-coast, technologically advanced fiber optic communications network (the "Qwest Network"), and (3) other statements by the Registrant of expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts. The Registrant cautions the reader that these forward-looking statements are subject to risks and uncertainties, including financial, regulatory environment, and trend projections, that could cause actual events or results to differ materially from those expressed or implied by the statements. Such risks and uncertainties include those risks, uncertainties and risk factors identified, among other places, in documents filed with Securities and Exchange Commission. The most important factors that could prevent the Registrant from achieving its stated goals include, but are not limited to, (a) failure by the Registrant to construct the Qwest Network on schedule and on budget, (b) intense competition in the Registrant's communications services market, (c) rapid and significant changes in technology and markets, (d) dependence on new product development,
(e) operating and financial risks related to managing rapid growth, integrating acquired


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businesses and sustaining  operating cash deficits,  and (f) adverse  changes in the regulatory environment affecting the Registrant. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by the Registrant or persons acting on its behalf. The Registrant undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

         Item 7 of the Registrant's Current Report on Form 8-K filed June 12, 1998 is amended to read in its entirety as follows:

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a) The audited financial statements of LCI for the years ended December 31, 1995, 1996 and 1997 and the unaudited financial statements of LCI for the three months ended March 31, 1998 are incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-49915) filed by the Registrant on May 13, 1998.

     (b) The pro forma financial statements of the Registrant giving effect to the acquisition of LCI and certain other acquisitions and the proposed acquisition of Icon CMT Corp. are incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-58617) filed by the Registrant on September 30, 1998.

     (c) Exhibits

         23.1 Consent of Arthur Andersen LLP.

         99.1 Press release of the Registrant and LCI dated June 5, 1998 (previously filed).


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


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                                   QWEST COMMUNICATIONS INTERNATIONAL INC.



DATE:  October 13, 1998             By:   /s/ ROBERT S. WOODRUFF
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                                             Robert S. Woodruff
                                             Executive Vice President - Finance,
                                             Chief Financial Officer and
                                             Treasurer


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